SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 7, 1997


                           LIBERTY PROPERTY TRUST
                    LIBERTY PROPERTY LIMITED PARTNERSHIP
                    ------------------------------------
   (Exact name of registrant as specified in their governing documents)


       MARYLAND                     1-13130             23-7768996
     PENNSYLVANIA                   1-13132             23-2766549
---------------------------      -------------     -------------------
State or other jurisdiction      (Commission       (I.R.S. Employer
 of incorporation)                File Number)     Identification No.)


65 VALLEY STREAM PARKWAY, SUITE 100
MALVERN, PENNSYLVANIA                                         19355
---------------------------------------                     ----------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:   (610) 648-1700

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
---------------------------------------------

A.   PORTFOLIO ACQUISITION

Liberty Property Limited Partnership, is a Pennsylvania limited partnership (the "Operating Partnership"). Liberty Property Trust, a Maryland real estate investment trust (the "Trust") owns an approximate 91.54% interest in the Operating Partnership (as of March 31, 1997) (the Trust and the Operating Partnership are collectively referred to as the "Company").

On June 23, 1997, the Company acquired title to 7 office properties, comprising approximately 915,000 leaseable square feet, located in suburban Detroit, Michigan. Specifically, these 7 properties consist of a 634,359 square foot office building in the City of Southfield, Michigan (the "Southfield Property") and 6 office buildings aggregating 280,746 square feet located in the City of Troy, Michigan (the "Troy Properties"). The Southfield Property and the Troy Properties were acquired from third parties unrelated to the Company pursuant to a Purchase Agreement dated May 23, 1997 (the "Purchase Agreement"). A portion of the Troy Properties were acquired in a tax-free exchange utilizing the proceeds of the sale of certain properties owned by the Operating Partnership.

On July 7, 1997, pursuant to the terms of the Purchase Agreement, the Company also acquired six flex properties in the City of Farmington Hills, Michigan (the "Farmington Hills Properties"). The Farmington Hills Properties represent an aggregate of 224,110 leaseable square feet. Collectively, the Southfield Property, the Troy Properties and the Farmington Hills Properties are referred to as the "Detroit Properties". Other than the transactions described herein, there is no material relationship between Star Venture Limited Partnership, Maple Venture Research Park Limited Partnership, and Technology Park, collectively the seller of the Detroit Properties, and the Company or any of its affiliates, any trustee or officer of the Company or any associate of any such trustee or officer.

The Detroit Properties aggregate approximately 1.1 million leaseable square feet. In accordance with the Purchase Agreement, total consideration for the Detroit Properties is $127.5 million. The total consideration for the Detroit Properties was paid in cash provided through the Company's financing sources, including the unsecured revolving credit facility arranged by BankBoston, N.A., and the proceeds of the sale of certain properties owned by the Operating Partnership.
It is estimated that the Company's total investment in the Detroit Properties will be approximately $130.6 million. The total investment for a property is defined as the property's purchase price plus closing costs and management's estimate, as determined at the time of acquisition, of the cost of necessary building improvements ("Total Investment").

Factors considered by the Company in determining the price to be paid for the Detroit Properties included their historical and expected cash
                                -2-
flow, the nature of tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the properties and anticipated changes therein under Company ownership, physical condition and locations of the properties, the anticipated effect to the Company's financial results (particularly funds from operations), the ability to sustain and potentially increase its distributions to Company shareholders, and other factors. The Company took into consideration the capitalization rates at which it believed other comparable buildings were recently sold, but determined the price it was willing to pay primarily on factors discussed above relating to the properties themselves and their fit into the Company's operations. The Company, after investigation of the properties, is not aware of any material fact other than those enumerated above, that would cause the financial information reported not to be necessarily indicative of future operating results.

The following properties were acquired pursuant to the Purchase
Agreement:

PROPERTY NAME               LOCATION                DESCRIPTION
--------------------------  --------------------    --------------------
26911-26957 Northwestern    Southfield, MI          One, multi-level
                                                     office building
                                                     634,359 square feet

27260 Haggerty              Farmington Hills, MI    Single story flex
                                                     building
                                                     50,391 square feet

27200 Haggerty              Farmington Hills, MI    Single story flex
                                                     building
                                                     42,156 square feet

27280 Haggerty              Farmington Hills, MI    Single story flex
                                                     building
                                                     49,944 square feet

27220 Haggerty              Farmington Hills, MI    Single story flex
                                                     building
                                                     22,175 square feet

27240 Haggerty              Farmington Hills, MI    Single story flex
                                                     building
                                                     18,665 square feet

27300 Haggerty              Farmington Hills, MI    Single story flex
                                                     building
                                                     40,779 square feet

1650 Research Drive         Troy, MI                Three story office
                                                     building
                                                     70,562 square feet

PROPERTY NAME               LOCATION                DESCRIPTION
--------------------------  --------------------    --------------------
1775 Research Drive         Troy, MI                Single story office
                                                     building
                                                     30,450 square feet

1875 Research Drive         Troy, MI                Single story office
                                                     building
                                                     30,305 square feet

1850 Research Drive         Troy, MI                Three story office
                                                     building
                                                     72,229 square feet

1965 Research Drive         Troy, MI                Single story office
                                                     building
                                                     38,600 square feet

1960 Research Drive         Troy, MI                Single story office
                                                     building
                                                     38,600 square feet


















----------------------
Statements contained in this report contain forward-looking statements with respect to estimates of total investment. As such, these statements involve risks and uncertainties that could affect future results, and accordingly, such results may differ from those expressed herein. These risks and uncertainties include, but are not limited to, uncertainties affecting real estate businesses generally, risks relating to acquisition activities and risks relating to leasing and releasing activities and rates.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS
--------------------------------------------------------------

(a)   Statement of Operating Revenues and Certain Operating
      Expenses for the Detroit Properties.

      The response to Item 7(a) of the Registrants' Current Report on Form 8-K, filed June 25, 1997, is incorporated by reference in response to this item. The incorporated information is filed as Exhibit 99.1 to this Report.

(b)   Pro Forma Financial Information.

      The response to Item 7(b) of the Registrants' Current Report on Form 8-K, filed June 25, 1997, is incorporated by reference in response to this item. The incorporated information is filed as Exhibit 99.l to this Report.

(c)   Exhibits:

      10.1 Purchase Agreement by and among the Operating Partnership, Star Venture Limited Partnership, Maple Venture Research Park Limited Partnership and Technology Park dated May 23, 1997 (without exhibits).

      99.1 Certain financial statements and pro forma financial information incorporated by reference in response to Items 7(a) and 7
(b) of this Report. Incorporated by reference from the responses to Items 7(a) and 7(b) of the Registrants' Current Report on Form 8-K, filed June 25, 1997.

SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                LIBERTY PROPERTY TRUST



Dated:  July 7, 1997            BY: /s/ JOSEPH P. DENNY
                                ----------------------------------------
                                NAME:   Joseph P. Denny
                                TITLE:  President


                                LIBERTY PROPERTY LIMITED PARTNERSHIP
                                BY:  LIBERTY PROPERTY TRUST,
                                     SOLE GENERAL PARTNER


Dated:  July 7, 1997            BY: /s/ JOSEPH P. DENNY
                                ----------------------------------------
                                NAME:   Joseph P. Denny
                                TITLE:  President

                         PURCHASE AGREEMENT


THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into this 23rd day of May, 1997 (the "Effective Date"), by and among STAR VENTURE LIMITED PARTNERSHIP, a Michigan limited partnership ("Star Venture"), as to the Star Venture Property (hereinafter defined), MAPLE VENTURE RESEARCH PARK LIMITED PARTNERSHIP, a Michigan limited partnership ("Maple Venture"), as to the Maple Venture Property (hereinafter defined), and TECHNOLOGY PARK, a Michigan co-partnership ("Technology Park"), as to the Technology Park Property (hereinafter defined), and LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("Purchaser"). Star Venture, Maple Venture and Technology Park are sometimes hereinafter collectively referred to as the "Sellers" and, individually, as a "Seller").

                          W I T N E S S E T H:

                               Article 1

                           Purchase and Sale
                           -----------------

1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, each Seller agrees to sell and convey, and Purchaser agrees to purchase from each Seller, the following property owned by each Seller:

      (a)   As to Star Venture:

            (i) that certain tract or parcel of land situated in the City of Southfield, Oakland County, Michigan, more particularly described on Exhibit A-1 attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Star Venture in and to adjacent streets, alleys or rights-of-way (the property described in this Section 1.1(a)(i) being herein referred to collectively as the "Star Venture Land");

            (ii) the buildings and other improvements on the Star Venture Land, including specifically, without limitation, those certain office buildings with a common atrium and having street addresses of 26911, 26913, 26933, 26935, 26955 and 26957 Northwestern Highway,
Southfield, Michigan (the property described in this Section 1.1(a)(ii) being herein referred to collectively as the "Star Venture Improvements");

            (iii) the personal property and fixtures owned by Star Venture upon the Star Venture Land or within the Star Venture Improvements, including specifically, without limitation, heating, ventilation and air conditioning systems and equipment, appliances, furniture, carpeting, draperies and curtains, tools and supplies and other items of personal property (excluding cash) used in connection with the operation of the Star Venture Land and the Star Venture Improvements (the property described in this Section 1.1(a)(iii) being herein referred to collectively as the "Star Venture Personal Property", regardless of whether such property constitutes personalty or fixtures pursuant to Michigan law);

            (iv) all of Star Venture's right, title and interest in all written agreements pursuant to which any portion of the Star Venture Land or Star Venture Improvements is occupied by anyone other than Star Venture (the property described in this Section 1.1(a)(iv) being herein referred to collectively as the "Star Venture Leases", and all guaranties thereof and security deposits thereunder); and

            (v) all of Star Venture's right, title and interest in and to (-t-) all assignable contracts and agreements relating to the upkeep, repair, maintenance or operation of the Star Venture Land, the Star Venture Improvements or the Star Venture Personal Property which will extend beyond the date of the First Closing (as such term is defined in Section 4.1 hereof), including specifically, without limitation, all assignable equipment leases (collectively, the "Star Venture Operating Agreements"), (-u-) all assignable warranties and guaranties (express or implied) issued to Star Venture in connection with the Star Venture Improvements or the Star Venture Personal Property, (-v-) all of Star Venture's right to connect with and to utilize any private or public utility facilities now or hereafter serving the Star Venture Land, to the extent transferable, (-w-) all licenses, permits, certificates of occupancy and governmental approvals with respect to the Star Venture Land or the Star Venture Improvements, and all development and similar agreements relating to governmental permits or utility services relating thereto, to the extent transferable, (-x-) the building names associated with the Star Venture Improvements, (-y-) all plans and specifications for the Star Venture Improvements, to the extent transferable, and (-z-) all of Star Venture's right, title and interest, if any, as declarant, under any covenants, conditions, easements and restrictions, if any, governing the office park in which the Star Venture Land is located (the property described in this Section 1.1(a)(v) being herein referred to collectively as the "Star Venture Intangibles").

      (b)   As to Maple Venture:

(i)that certain tract or parcel of land situated in the City of Troy, Oakland County, Michigan, more particularly described on Exhibit A-2 attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Maple Venture in and to adjacent streets, alleys or rights-of-way (the property described in this Section 1.1(b)(i) being herein referred to collectively as the "Maple Venture Land");

            (ii) the buildings and other improvements on the Maple Venture Land, including specifically, without limitation, those certain buildings having street addresses of 1650-1965 Research Drive, Troy, Michigan (the property described in this Section 1.1(b)(ii) being herein referred to collectively as the "Maple Venture Improvements");

            (iii) the personal property and fixtures owned by Maple Venture upon the Maple Venture Land or within the Maple Venture Improvements, including specifically, without limitation, heating, ventilation and air conditioning systems and equipment, appliances, furniture, carpeting, draperies and curtains, tools and supplies and other items of personal property (excluding cash) used in connection with the operation of the Maple Venture Land and the Maple Venture Improvements (the property described in this Section 1.1(b)(iii) being herein referred to collectively as the "Maple Venture Personal Property", regardless of whether such property constitutes personalty or fixtures pursuant to Michigan law);

            (iv) all of Maple Venture's right, title and interest in all written agreements pursuant to which any portion of the Maple Venture Land or Maple Venture Improvements is occupied by anyone other than Maple Venture (the property described in this Section 1.1(b)(iv) being herein referred to collectively as the "Maple Venture Leases", and all guaranties thereof and security deposits thereunder); and

            (v) all of Maple Venture's right, title and interest in and to (-t-) all assignable contracts and agreements relating to the upkeep, repair, maintenance or operation of the Maple Venture Land, the Maple Venture Improvements or the Maple Venture Personal Property which will extend beyond the date of the First Closing (as such term is defined in Section 4.1 hereof), including specifically, without limitation, all assignable equipment leases (collectively, the "Maple Venture Operating Agreements"), (-u-) all assignable warranties and guaranties (express or implied) issued to Maple Venture in connection with the Maple Venture Improvements or the Maple Venture Personal Property, (-v-) all of Maple Venture's right to connect with and to utilize any private or public utility facilities now or hereafter serving the Maple Venture Land, to the extent transferable, (-w-) all licenses, permits, certificates of occupancy and governmental approvals with respect to the Maple Venture Land or the Maple Venture Improvements, and all development and similar agreements relating to governmental permits or utility services relating thereto, to the extent transferable, (-x-) the building names associated with the Maple Venture Improvements, (-y-) all plans and specifications for the Maple Venture Improvements, to the extent transferable, and (-z-) all of Maple Venture's right, title and interest, if any, as declarant, under any covenants, conditions, easements and restrictions, if any, governing the office park in which the Maple Venture Land is located (the property described in this Section 1.1(b)(v) being herein referred to collectively as the "Maple Venture Intangibles").

      (c)   As to Technology Park:

            (i) that certain tract or parcel of land situated in the City of Farmington Hills, Oakland County, Michigan, more particularly described on Exhibit A-3 attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Technology Park in and to adjacent streets, alleys or rights-of-way (the property described in this Section 1.1(c)(i) being herein referred to collectively as the "Technology Park Land");

            (ii) the buildings and other improvements on the Technology Park Land, including specifically, without limitation, those certain buildings having street addresses of 27200-300 Haggerty Road, Farmington Hills, Michigan (the property described in this Section 1.1(c)(ii) being herein referred to collectively as the "Technology Park Improvements");

            (iii) the personal property and fixtures owned by Technology Park upon the Technology Park Land or within the Technology Park Improvements, including specifically, without limitation, heating, ventilation and air conditioning systems and equipment, appliances, furniture, carpeting, draperies and curtains, tools and supplies and other items of personal property (excluding cash) used in connection with the operation of the Technology Park Land and the Technology Park Improvements (the property described in this Section 1.1(c)(iii) being herein referred to collectively as the "Technology Park Personal Property", regardless of whether such property constitutes personalty or fixtures pursuant to Michigan law);

            (iv) all of Technology Park's right, title and interest in all written agreements pursuant to which any portion of the Technology Park Land or Technology Park Improvements is occupied by anyone other than Technology Park (the property described in this Section 1.1(c)(iv) being herein referred to collectively as the "Technology Park Leases", and all guaranties thereof and security deposits thereunder); and

            (v) all of Technology Park's right, title and interest in and to (-t-) all assignable contracts and agreements relating to the upkeep, repair, maintenance or operation of the Technology Park Land, the Technology Park Improvements or the Technology Park Personal Property which will extend beyond the date of the Second Closing (as such term is defined in Section 4.1 hereof), including specifically, without limitation, all assignable equipment leases (collectively, the "Technology Park Operating Agreements"), (-u-) all assignable warranties and guaranties (express or implied) issued to Technology Park in connection with the Technology Park Improvements or the Technology Park Personal Property, (-v-) all of Technology Park's right to connect with and to utilize any private or public utility facilities now or hereafter serving the Technology Park Land, to the extent transferable, (-w-) all licenses, permits, certificates of occupancy and governmental approvals with respect to the Technology Park Land or the Technology Park Improvements, and all development and similar agreements relating to governmental permits or utility services relating thereto, to the extent transferable, (-x-) the building names associated with the Technology Park Improvements, (-y-) all plans and specifications for the Technology Park Improvements, to the extent transferable, and (-z-) all of Technology Park's right, title and interest, if any, as declarant, under any covenants, conditions, easements and restrictions, if any, governing the office park in which the Technology Park Land is located (the property described in this Section 1.1(c)(v) being herein referred to collectively as the "Technology Park Intangibles").

1.2 Property Defined. The Star Venture Land, the Star Venture Improvements, the Star Venture Personal Property, the Star Venture Leases and the Star Venture Intangibles are hereinafter sometimes referred to collectively as the "Star Venture Property." The Maple Venture Land, the Maple Venture Improvements, the Maple Venture Personal Property, the Maple Venture Leases and the Maple Venture Intangibles are hereinafter sometimes referred to collectively as the "Maple Venture Property." The Technology Park Land, the Technology Park Improvements, the Technology Park Personal Property, the Technology Park Leases and the Technology Park Intangibles are hereinafter sometimes referred to collectively as the "Technology Park Property."

      Whenever the term "subject premises" is used in this Agreement in relation to (i) Star Venture, it shall refer to the Star Venture
Property, (ii) Maple Venture, it shall refer to the Maple Venture
Property, and (iii) Technology Park, it shall refer to the Technology Park Property.

1.3 Permitted Exceptions. The Star Venture Property shall be conveyed subject to the matters which are deemed to be permitted exceptions pursuant to Section 2.3 hereof (the "Star Venture Permitted Exceptions"). The Maple Venture Property shall be conveyed subject to the matters which are deemed to be permitted exceptions pursuant to
Section 2.3 hereof (the "Maple Venture Permitted Exceptions"). The Technology Park Property shall be conveyed subject to the matters which are deemed to be permitted exceptions pursuant to Section 2.3 hereof (the "Technology Park Permitted Exceptions").

1.4 Purchase Price. On or before June 9, 1997, Sellers shall elect one of the two options as to the purchase price (the "Purchase Price") set forth below, which election shall be made by written notice to Purchaser made in accordance with the provisions of Section 9.6 hereof (the "Purchase Price Notice"):

      (a) Purchase Price Option A: One Hundred Twenty-Seven Million Five Hundred Thousand ($127,500,000.00) Dollars in cash; or

      (b) Purchase Price Option B: One Hundred Twenty-Nine Million ($129,000,000.00) Dollars, of which One Hundred Million ($100,000,000.00) Dollars shall be cash and Twenty-Nine Million ($29,000,000.00) Dollars shall, at the election of Sellers, be either
(i) units of limited partnership interest in Purchaser, or (ii) shares of beneficial interest, $0.001 par value ("Common Shares"), of Liberty Property Trust, a Maryland real estate investment trust ("Parent"), with each such unit of limited partnership interest or Common Share, as applicable, valued at an amount equal to the arithmetic average of the daily closing price per share of the Common Shares for the ten (10) business days ending on and including the second (2nd) business day prior to the First Closing or the Second Closing, as applicable, and with the number of units of limited partnership interest or of Common Shares, as applicable, rounded to the nearest whole number.

      The Purchase Price, as selected by Sellers, shall be allocated as follows: (i) 60.7843% to the Star Venture Property, (ii) 23.5294% to the Maple Venture Property, and (iii) 15.6863% to the Technology Park Property; provided, however, that if Sellers elect Purchase Price Option B, Sellers shall have the right to designate what portion of the Purchase Price allocable to the property owned by each Seller shall be cash and what portion thereof shall be either units of limited partnership interest in Purchaser or Common Shares of Parent. Such allocation shall be included in the Purchase Price Notice.

1.5 Payment of Purchase Price. That portion of the Purchase Price which is designated to be paid in cash shall be payable in full at the First Closing and the Second Closing, as applicable, in immediately available wire transferred funds, and that portion of the Purchase Price, if any, which is designated to be paid in units of limited partnership interest in Purchaser or Common Shares of Parent shall be paid at the First Closing and the Second Closing, as applicable, by issuance of units of limited partnership interest in Purchaser in exchange for the contribution of all or such portion of the subject premises of each Seller as such Seller shall designate pursuant to
Section 1.4 hereof or common stock of Parent pursuant to documentation as set forth in Section 4.2 below.

1.6 Earnest Money. On the Effective Date, Purchaser shall deposit with First American Title Insurance Company (the "Title Company"), at 1650 West Big Beaver Road, Troy, Michigan 48084, Attention: Michael R. Cole, Esq., Vice President-Legal, in immediately available federal funds, the sum of Four Million ($4,000,000.00) Dollars, which shall be allocated Three Million ($3,000,000.00) Dollars to the Star Venture Property and the Maple Venture Property, collectively (the "Star and Maple Earnest Money"), and One Million ($1,000,000.00) Dollars to the Technology Park Property (the "Technology Park Earnest Money"). The Star and Maple Earnest Money and the Technology Park Earnest Money are sometimes hereinafter referred to collectively as the "Earnest Money." The Earnest Money shall be held by Title Company in an interest-bearing account, provided that Purchaser shall provide Title Company with its taxpayer identification number. All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement.

                              Article 2

                          Title and Survey

2.1 Commitments for Title Insurance. Prior to the execution hereof, Sellers have each delivered to Purchaser the following preliminary title commitments:

      (a) As to the Star Venture Property: First American Title Insurance Company Commitment No. 63-381277 dated April 14, 1997 at 8:00 a.m.;

      (b) As to the Maple Venture Property: First American Title Insurance Company Commitment No. 63-381270 dated April 14, 1997 at 8:00 a.m.; and

      (c) As to the Technology Park Property: First American Title Insurance Company Commitment No. 63-381299 dated April 14, 1997 at 8:00 a.m.

      Each of these preliminary title commitments is in the amount of One Thousand ($1,000.00) Dollars and indicates that the proposed insured is to be named.

      Within five (5) days after the Effective Date, Sellers shall deliver, or cause to be delivered, to Purchaser and the surveyors referenced in Section 2.2 hereof updated versions of each of the preliminary title commitments, without standard exceptions (collectively, the "Title Commitments"), in the amount of the Purchase Price allocable to the property covered thereby, naming Purchaser as the party to be insured and showing all matters affecting title to the property described therein and binding Title Company to issue at the First Closing or the Second Closing, as applicable, ALTA Form B owners' title insurance policies, including zoning endorsements (Form 3.1) and contiguity endorsements, where applicable (collectively, the "Title Policies"). Sellers shall further instruct Title Company to deliver to such parties copies of all instruments referenced in Schedule B-2 of the Title Commitments, except any mortgages, security agreements, liens or other encumbrances to be discharged at the First Closing or the Second Closing.

2.2 Surveys. Prior to the execution hereof, Sellers have each delivered to Purchaser the following preliminary surveys:

      (a) As to the Star Venture Property: Urban Land Consultants Mortgage Survey, Job No. 930635-3876, dated December 15, 1983, last revised March 27, 1996;

      (b) As to the Maple Venture Property: Professional Engineering Associates Mortgage Survey, Job No. 96026SAL, dated March 8, 1996, last revised April 18, 1996; and

      (c)   As to the Technology Park Property:  Giffels-Webster
Engineers, Inc. Mortgage Survey, Job No. 9340.08, dated November 26, 1990, last revised March 6, 1996.

      Within five (5) days after the Effective Date, Sellers shall cause the respective surveyors who prepared such surveys to update such surveys and re-certify them (collectively, the "Updated Surveys") to the Seller which owns the property covered thereby, Purchaser and Title Company.

2.3 Review Period. Purchaser shall have ten (10) days (the "Review Period") after the receipt of the Title Commitments, copies of all instruments referred to in Schedule B-2 thereof required to be delivered to Purchaser and the Updated Surveys to notify each Seller as to the subject premises, in writing, of such objections as Purchaser may have to anything contained in the applicable Title Commitment or the Updated Survey and/or any endorsements desired by Purchaser that are available from Title Company. Any item contained in the Title Commitments or the Updated Surveys to which Purchaser does not object during the Review Period shall be deemed a Star Venture Permitted Exception, a Maple Venture Permitted Exception or a Technology Park Permitted Exception, as applicable. In the event Purchaser shall notify any Seller of objections to title or the Updated Survey pertaining to the subject premises prior to the expiration of the Review Period, such Seller shall have five (5) days after receipt of notification of such objections, or such greater period of time as may be mutually acceptable to Purchaser and Sellers (the "Cure Period"), within which such Seller may (but shall not be required to) cure or remove such objection. If such Seller fails either to cure or remove such objection to the reasonable satisfaction of Title Company and Purchaser prior to the expiration of the Cure Period, Purchaser may either terminate this Agreement as to all (but not less than all) Sellers by written notice to Sellers or waive such objection and accept such title as such Sellers are able to convey without any reduction in the Purchase Price. Failure of Purchaser to send written notice of the election available to it pursuant to the preceding sentence prior to the expiration of the Cure Period shall be deemed an election by Purchaser to waive any objection and accept such title as Sellers are able to convey without any reduction in the Purchase Price.

2.4 Owners Policies of Title Insurance. At the First Closing or the Second Closing, as applicable, Title Company shall issue to Purchaser the Title Policies, which shall insure title to the Star Venture Property, the Maple Venture Property and the Technology Park Property in the full amount of the Purchase Price allocable thereto, subject only to the Star Venture Permitted Exceptions, Maple Venture Permitted Exceptions and the Technology Park Permitted Exceptions, as applicable.

      Each Seller shall deliver an owner's affidavit in the form of Exhibit B attached hereto to Title Company to facilitate the removal of the standard printed exceptions in the Title Policies pertaining to the subject premises, except that (i) the matters contained in such owner's affidavit or similar documents shall be limited to such Seller's knowledge, and (ii) such Seller shall not be required to indemnify Title Company pursuant to such owner's affidavit.

                             Article 3

                         Inspection Period

3.1 Right of Inspection. During the period beginning on the Effective Date and ending at 5:00 p.m., Southfield, Michigan time, on (i) June 16, 1997 as to the Star Venture Property and the Maple Venture Property (the "Star and Maple Inspection Period"), and (ii) June 30, 1997 as to the Technology Park Property (the "Technology Park Inspection Period"), Purchaser shall have the right to make a physical inspection of the Star Venture Property, the Maple Venture Property and the Technology Park Property and to examine all relevant books and records maintained by the relevant Seller relating to the Star Venture Property, the Maple Venture Property and the Technology Park Property (including, without limitation, environmental assessments and engineering reports) at such place or places as such books and records may be located. Purchaser agrees to indemnify and hold each Seller harmless of and from any claim for damages or injuries arising from Purchaser's inspection of the Star Venture Property, the Maple Venture Property and the Technology Park Property and, notwithstanding anything to the contrary in this Agreement, such obligation to indemnify shall survive the First Closing and the Second Closing or any termination of this Agreement. All inspections shall occur at reasonable times agreed upon by each Seller and with notice of the actual time of such inspection as to its subject premises and Purchaser, and shall be conducted so as not to unreasonably interfere with the use of the Star Venture Property, the Maple Venture Property and the Technology Park Property by each Seller or their respective tenants. Purchaser shall be entitled to make such applications, inquiries and searches of utility companies, governmental records and governmental agencies as it shall deem appropriate in connection with its investigation of the Star Venture Property, the Maple Venture Property and the Technology Park Property, and Seller shall provide reasonable cooperation to Purchaser in connection with these efforts, at the sole cost and expense of Purchaser.

3.2 Right of Termination. In the event that Purchaser, in its sole and uncontrolled discretion, determines that either the Star Venture Property or the Maple Venture Property is not suitable for its purposes, Purchaser shall have the right to terminate this Agreement in its entirety as to all (but not less than all) of the Star Venture Property, the Maple Venture Property and the Technology Park Property by sending written notice thereof (hereinafter referred to as the "Preliminary Notice of Termination") to all Sellers prior to the expiration of the Star and Maple Inspection Period. Upon delivery by Purchaser of such Preliminary Notice of Termination prior to the expiration of the Star and Maple Inspection Period, this Agreement shall terminate as to all Sellers and the Earnest Money shall be returned to Purchaser. If Purchaser fails to send all Sellers a Preliminary Notice of Termination prior to the expiration of the Star and Maple Inspection Period, Purchaser shall no longer have any right to terminate this Agreement as to the Star Venture Property and the Maple Venture Property (except as set forth in Section 4.6, Section 6.2 and Section 7.2 hereof), the Star and Maple Earnest Money shall be deemed fully earned by Star Venture and Maple Venture, respectively, and non-refundable to Purchaser for any reason (except as set forth in Section 4.6, Section 6.2 and Section 7.2 hereof) and Purchaser shall be bound to proceed to the First Closing and consummate the transactions contemplated hereby with regard to the Star Venture Property and the Maple Venture Property pursuant to the terms of this Agreement.

      In the event that Purchaser, in its sole and uncontrolled discretion, determines that the Technology Park Property is not suitable for its purposes, Purchaser shall have the right to terminate this Agreement by sending written notice thereof (hereinafter referred to as the "Secondary Notice of Termination") to Technology Park prior to the expiration of the Technology Park Inspection Period. Upon delivery by Purchaser of such Secondary Notice of Termination within the Technology Park Inspection Period, this Agreement shall terminate as to Technology Park and the Technology Park Earnest Money shall be returned to Purchaser. If Purchaser fails to send Technology Park a Secondary Notice of Termination prior to the expiration of the Technology Park Inspection Period, Purchaser shall no longer have any right to terminate this Agreement as to the Technology Park Property (except as set forth in Section 4.6, Section 6.2 and Section 7.2 hereof), the Technology Park Earnest Money shall be deemed fully earned by Technology Park and non-refundable to Purchaser for any reason (except as set forth in Section 4.6, Section 6.2 and Section 7.2 hereof) and Purchaser shall be bound to proceed to the Second Closing and consummate the transaction contemplated hereby with regard to the Technology Park Property pursuant to the terms of this Agreement. Anything in this Agreement to the contrary notwithstanding, Purchaser shall have no right to proceed to the Second Closing and purchase the Technology Park Property unless the First Closing shall have theretofore occurred and Purchaser shall have purchased the Star Venture Property and the Maple Venture Property.

                             Article 4

                              Closing

4.1 Time and Place. The closing of the sale of the Star Venture Property and the Maple Venture Property (the "First Closing") shall be held at the office of such Sellers at 10:00 a.m. on June 23, 1997 (the "First Closing Date"). The closing of the sale of the Technology Park Property (the "Second Closing") shall be held at the office of such Seller at 10:00 a.m. on July 7, 1997 (the "Second Closing Date"). At the First Closing Date and the Second Closing Date, the relevant Seller(s) and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions.

4.2 Sellers' Obligations at Closing. At the First Closing and the Second Closing, each Seller involved in such closing shall:

      (a) deliver to Purchaser a Covenant Deed (the "Deed"), in the form of Exhibit C attached hereto and made a part hereof, executed and acknowledged by such Seller and in recordable form, conveying the land and improvements owned by each Seller to Purchaser, subject only to the Permitted Exceptions applicable thereto;

      (b) join with Purchaser in the execution and acknowledgment of a Bill of Sale and Assignment (the "Bill of Sale"), in the form of Exhibit D attached hereto and made a part hereof, with respect to the Star Venture Personal Property, the Maple Venture Personal Property and the Technology Park Personal Property, as applicable;

      (c) join with Purchaser in the execution and acknowledgment of an Assignment and Assumption of Contracts (the "Assignment of
Contracts"), in the form of Exhibit E attached hereto and made a part hereof, with respect to the Star Venture Leases and Operating
Agreements, the Maple Venture Leases and Operating Agreements and the Technology Park Leases and Operating Agreements, as applicable;

      (d) join with Purchaser in the execution of a Closing Memorandum and Indemnification Agreement (the "Closing Memorandum"), in the form of Exhibit F attached hereto and made a part hereof, with respect to the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable;

      (e) deliver to Purchaser a FIRPTA Affidavit (the "FIRPTA Affidavit"), in the form of Exhibit G attached hereto and made a part hereof, duly executed by each such Seller, stating that such Seller is not a "foreign person" as defined in the federal Foreign Investment in Real Property Tax Act of 1980 and 1984 Tax Reform Act, and in the event such Seller is unable or unwilling to deliver the FIRPTA Affidavit, in lieu thereof, the funds payable to such Seller shall be adjusted in such a manner as to comply with the withholding provisions of such statutes;

      (f) join with Purchaser in the execution of a letter to each tenant of the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable (the "Tenant Notification Letter"), in the form of Exhibit H attached hereto and made a part hereof;

      (g) deliver to Purchaser possession and occupancy of the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable, subject to the Star Venture Permitted
Exceptions, the Maple Venture Permitted Exceptions and the Technology Park Permitted Exceptions;

      (h) deliver to Purchaser all available keys to the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable, in such Seller's possession;

      (i) deliver to Purchaser all available building plans and specifications, originals (or true copies if originals are not available to Sellers) of all certificates of occupancy and other licenses, permits, authorizations and approvals issued by governmental authorities; the originals (or true copies if originals are not available to Sellers) of all of the Leases (and guaranties thereto) and all of the Operating Agreements; and all manuals, warranties, technical data and other documentation in each Seller's possession relating to the building systems, equipment and other fixtures and the Personal Property with respect to each of the subject premises;

      (j) If Sellers elect, pursuant to Section 1.4(b) above, to receive a portion of the Purchase Price in the form of units of limited partnership interest in Purchaser:

            (i) Sellers shall join with Purchaser and Parent in the execution of a Registration Rights Agreement (the "Unitholder Registration Rights Agreement") and a Sixth Amendment to Partnership Agreement (the "Partnership Amendment"), in the forms of Exhibits I-1 and I-2 attached hereto and made a part hereof, with respect to such units of limited partnership interest; and

            (ii) Sellers shall execute and deliver to Purchaser (-x-) the Irrevocable Proxy in the form attached to the Partnership Amendment, and (-y-) an investment letter in the form attached hereto as Exhibit I-3 (the "Investment Letter"); and

      (k) If Sellers elect, pursuant to Section 1.4(b) above, to receive a portion of the Purchase Price in the form of Common Shares of
Parent:

            (i) Sellers shall join with Purchaser and Parent in the execution of a Registration Rights Agreement (the "Shareholder
Registration Rights Agreement"), in the form of Exhibit I-4 attached hereto and made a part hereof, with respect to such Common Shares; and

            (ii)   Sellers shall execute and deliver the Investment
Letter.

      To the extent that one or more of the subject premises is contributed to Purchaser in exchange for units of limited partnership interest in Purchaser, (-1-) each Seller shall supply all such information as may be required by Purchaser with respect to the subject premises so contributed to Purchaser as Purchaser shall determine to be required for the preparation by Purchaser of its federal, state or local income tax or other tax returns, including, but not limited to, information relating to the income tax basis of any such property transferred for units, the depreciation or other accounting methods adopted with respect to such property and the amount of any gain recognized by any Seller in connection with the transfer of the subject premises to Purchaser, and (-2-) each Seller shall promptly, at the request of Purchaser and at the expense of Purchaser, make available to Purchaser the historical financial information in its possession regarding the operation of the subject premises to the extent Purchaser needs such information to prepare stand-alone financial statements for such operations in accordance with generally accepted accounting principles, as of the end of and for fiscal year 1996 and any required subsequent date or period, and to cooperate with Purchaser and any auditor engaged by Purchaser to audit such financial statements. The obligations in clauses (-1-) and (-2-) above shall survive the First Closing or the Second Closing, as applicable.

4.3 Purchaser's Obligations at Closing. At the First Closing and at the Second Closing, Purchaser shall:

      (a) pay to Star Venture, Maple Venture and Technology Park, as applicable, the full amount of the Purchase Price payable to such Seller; it being agreed that (i) at the First Closing, the Star and Maple Earnest Money, and at the Second Closing, the Technology Park Earnest Money, shall be delivered to each such Seller, as applicable, and applied towards payment of the Purchase Price due to such Seller, and (ii) the Star and Maple Earnest Money shall be allocated between Star Venture and Maple Venture in the same proportions as the total portions of the Purchase Price allocable to Star Venture and Maple Venture are allocated between such entities; and

      (b) join Seller in the execution of the instruments described in Sections 4.2(b), (c), (d), (f) and (i) above, and (if applicable)
Sections 4.2(j) and (k) above.

4.4   Credits and Prorations.

      (a) The following shall be apportioned with respect to each of the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable, as of 12:01 a.m., Southfield, Michigan time, on the First Closing Date and the Second Closing Date, as if Purchaser were vested with title to the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable, during the entire day upon which the First Closing or the Second Closing occurs:

            (i) rents, if any, as and when collected (as used in this Agreement, the term "rents" includes payments due and payable by tenants under the Star Venture Leases, the Maple Venture Leases and the
Technology Park Leases, as applicable, and by licensees and concessionaires, if any);

            (ii) taxes (including personal property taxes on the Star Venture Personal Property, the Maple Venture Personal Property and the Technology Park Personal Property), calculated on the due date basis;

            (iii) any assessments that relate to the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable;

            (iv) payments under the Star Venture Operating Agreements, the Maple Venture Operating Agreements and the Technology Park Operating Agreements or other agreements affecting the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable;

            (v) gas, electricity and other utility charges for which Star Venture, Maple Venture and Technology Park, as applicable, are liable, if any; such charges to be apportioned at (i) the First Closing, on the basis of the most recent meter readings occurring prior to the First Closing, and (ii) the Second Closing, on the basis of the most recent meter readings occurring prior to the Second Closing; and

            (vi) any other ordinary and reasonable operating expenses of the Star Venture Property, the Maple Venture Property and the
Technology Park Property, as applicable, during the month in which the First Closing or the Second Closing occurs, as applicable.

      (b) Notwithstanding anything contained in the foregoing provisions:

            (i) at the First Closing and at the Second Closing, as applicable, (-x-) Star Venture, Maple Venture and Technology Park shall, at their respective options, either deliver to Purchaser any security deposits actually held or required to be held by Star Venture, Maple Venture and Technology Park, as applicable, pursuant to the Star Venture Leases, the Maple Venture Leases and the Technology Park Leases, as applicable, or credit to the account of Purchaser the amount of such security deposits, and (-y-) Star Venture, Maple Venture and Technology Park shall be entitled to receive and retain all refundable cash or other deposits posted with utility companies serving the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable;

            (ii) except as provided in Section 4.4(b)(iii) below, charges referred to in Section 4.4(a) above (other than those referred to in Section 4.4(a)(i)) which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges which are unpaid and shall look solely to the tenant responsible therefor for the payment of the same;

            (iii) Sellers, on the one hand, and Purchaser, on the other hand, shall separately reconcile with tenants the amounts paid or payable on account of operating expenses incurred by each such party during its period of ownership;

            (iv) as to gas, electricity and other utility charges referred to in Section 4.4(a)(v) above, Star Venture, Maple Venture and Technology Park, as applicable, may, on notice to Purchaser, elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent any such Seller so elects, such item shall not be apportioned hereunder, and such Seller's obligation to pay such item directly in such case shall survive the First Closing or the Second Closing, as applicable;

            (v) at the First Closing and at the Second Closing, as applicable, Purchaser shall assume responsibility for the payment of the following leasing commissions becoming due and payable with respect to the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable, from and after the Effective Date: (-x-) leasing commissions which become due and payable from and after the Effective Date under the Star Venture Leases, the Maple Venture Leases and the Technology Park Leases, as applicable, executed after the Effective Date, (-y-) leasing commissions which become due and payable from and after the Effective Date by reason of the expansion of the premises demised by any of the Star Venture Leases, the Maple Venture Leases or the Technology Park Leases, regardless of when executed, or the renewal of such leases, and (-z-) deferred leasing commissions due after the Effective Date in the event a tenant under any of the Star Venture Leases, the Maple Venture Leases or the Technology Park Leases, regardless of when executed, has a right of termination thereunder which such tenant fails to exercise. If Star Venture, Maple Venture and Technology Park, as applicable, shall have paid any such leasing commissions as of the date of the First Closing or the Second Closing, as applicable, Purchaser shall reimburse such Seller therefor at the First Closing or the Second Closing, as applicable;

            (vi) at the First Closing and at the Second Closing, as applicable, Purchaser shall assume responsibility for the payment of the following Tenant Inducement Costs (as hereinafter defined) becoming due and payable from and after the Effective Date: (-x-) Tenant Inducement Costs which become due and payable from and after the Effective Date under the Star Venture Leases, the Maple Venture Leases and the Technology Park Leases, as applicable, executed after the Effective Date, and (-y-) Tenant Inducement Costs which become due and payable from and after the Effective Date by reason of the expansion of the premises demised by any of the Star Venture Leases, the Maple Venture Leases or the Technology Park Leases, regardless of when executed, or the renewal of such leases. If Star Venture, Maple Venture and Technology Park, as applicable, shall have paid any such Tenant Inducement Costs as of the date of the First Closing or the Second Closing, as applicable, Purchaser shall reimburse such Seller therefor at the First Closing or the Second Closing, as applicable. For purposes of the foregoing provisions, the term "Tenant Inducement Costs" shall mean any payment required under any of the Star Venture Leases, Maple Venture Leases or Technology Park Leases to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buy-outs and moving allowances; and

            (vii) the respective Sellers shall remain responsible for the payment of any leasing commissions and Tenant Inducement Costs with respect to the Star Venture Leases, the Maple Venture Leases and the Technology Park Leases, except as assumed by Purchaser pursuant to Sections 4.4(b)(v) and (vi) above.

      (c) All other matters with respect to apportionment shall be governed by the Closing Memorandum. All prorations and adjustments described in this Section 4.4 and in the Closing Memorandum shall be effected by increasing or decreasing, as appropriate, the amount of cash to be paid by Purchaser to the respective Sellers at the First Closing or the Second Closing, as applicable. The provisions of this
Section 4.4 shall survive the Closing.

4.5 Closing Costs. As to each of the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable, all closing costs with respect thereto shall be split fifty (50%) percent each between the relevant Seller and Purchaser. For purposes hereof, "closing costs" shall mean (a) the cost of the Title Policies and any endorsements thereto, (b) any recording fees, (c) any transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable, (d) any escrow fees charged by Title Company, and (e) the fees and expenses for the Updated Surveys. Each Seller and Purchaser shall pay the fees of any counsel representing such party in connection with the transactions contemplated by this Agreement. All other costs and expenses incident to these transactions and the closing thereof shall be paid by the party incurring same.

4.6 Conditions to Closing. The obligations of Purchaser to consummate the First Closing and the Second Closing shall be conditioned upon the satisfaction of the following conditions precedent, as applicable to each such Closing, any one or more of which conditions may be waived in writing by Purchaser, in its sole discretion:

      (a) All representations and warranties of each Seller shall be true in all material respects as of the date of this Agreement and as of such Closing Date;

      (b) Each Seller shall have performed in all material respects all of its covenants and obligations to be performed at or before such Closing;

      (c) Title Company shall be unconditionally committed to issue its Title Policies in the form required by the terms of this Agreement. If Title Company is not unconditionally committed to issue its Title Policies as aforesaid, Purchaser shall have the right to elect, as its sole remedy for such circumstances, either to terminate this Agreement or to complete the closing of the purchase of the subject premises with such title as such Seller is able to convey, in which latter event there shall be no reduction in the Purchase Price, except for the amount of any judgments, encumbrances or liens in a fixed or ascertainable dollar amount;

      (d) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency shall be in effect at such Closing which would prevent the consummation of the transactions contemplated by this Agreement, and no notice shall be outstanding and uncured asserting any material violation of any legal requirements with respect to any of the Star Venture Property, the Maple Venture Property and the Technology Park Property; and

      (e) Such Seller shall have delivered (and agrees to use its best efforts to deliver) to Purchaser, on or before the expiration of the Star and Maple Inspection Period or the Technology Park Inspection Period, as applicable, an executed tenant estoppel certificate (collectively, the "Estoppel Certificates"), in the form of Exhibits J-1, J-2 and J-3, as applicable, attached hereto, with all blanks completed, from tenants occupying not less than seventy (70%) percent of the subject premises (which shall as to each Seller, include the tenants itemized on Exhibit K attached hereto); provided, however, that such Seller's failure to deliver one or more of the Estoppel Certificates shall not constitute a default by such Seller hereunder.

                             Article 5

             Representations, Warranties and Covenants

5.1 Representations and Warranties of Sellers. Star Venture (as to the Star Venture Property), Maple Venture (as to the Maple Venture Property) and Technology Park (as to the Technology Park Property), each hereby represents and warrants to Purchaser, as follows:

      (a) Such Seller is the owner of title to the subject premises in the condition required for performance hereunder, subject, only, to certain mortgages, liens, security interests and encumbrances which shall all be discharged or terminated simultaneously with the First Closing or the Second Closing, as applicable;

      (b) Such Seller has received no notice of, and has no actual knowledge of, any proposed assessments or any public improvements affecting the subject premises which have been ordered to be made and/or which have not heretofore been completed, assessed and paid for;

      (c) Such Seller has received no notice of, and has no actual knowledge of, any existing or threatened condemnation, eminent domain proceeding or any action of a similar kind or any change, redefinition or other modification of the zoning classification regarding the subject premises;

      (d) Such Seller has received no written notice of, and has no actual knowledge of, proposed plans to widen, modify or realign any street or highway or to dedicate private lands to the public which would affect the subject premises;

      (e) There is no lease, occupancy agreement or any right whatsoever in any party to occupy the subject premises, other than pursuant to those leases delivered by such Seller to Purchaser and more particularly itemized on Exhibit L attached hereto and made a part hereof. To the actual knowledge of each Seller with respect to the Leases relating to the subject premises (i) the copies of the Leases provided by each Seller to Purchaser are true, correct and complete and include all supplements and side letters relating thereto and such Seller has not, nor does it have any actual knowledge that any other person has, entered into any supplements or side letters with regard to such Leases which have not been provided to Purchaser, (ii) the Leases are in full force and effect, in accordance with their terms, (iii) there are no agreements or commitments to pay any leasing brokerage commissions with respect to such Leases, except as set forth therein, and such Seller has not, nor does it have any actual knowledge that any other person has, entered into any agreements to pay brokerage commissions with regard to such Leases which have not been provided to Purchaser, (iv) there has been no material default under the Leases and no tenant has asserted any such default, or any defense to or offset or claim against its rent or other obligations under the Leases, (v) no tenant under the Leases has prepaid any rent for more than one (1) month in advance, (vi) all material duties of the landlord under the Leases accruing on or before the date hereof have been performed, and (vii) all tenants thereunder are in occupancy, except (-x-) as to the Star Venture Property, Maryland Casualty, Midcom Communications and R.L. Polk & Co. as to Space C, (-y-) as to the Maple Venture Property, Gencorp, Inc. has vacated its space, but continues to pay rent, and (-x-) as to the Technology Park Property, Ericsson, Inc.;

      (f) Except for those contracts itemized on Exhibit M attached hereto (the "Mandatory Service Contracts"), such Seller has not contracted for, and has no actual knowledge that any other person has contracted for, any services and has made no commitments or obligations therefor which will bind Purchaser with respect to the subject premises, and any such contracts to which such Seller is a party are terminable upon not more than thirty (30) days notice, without fee or penalty. Except with regard to the Mandatory Service Contracts as to which Purchaser must take an assignment and assume all obligations of such Seller thereunder, such Seller shall pay all amounts due under any such contracts and cause such contracts to be discharged or terminated prior to the First Closing or the Second Closing, as applicable, unless Purchaser notifies such Seller in writing that it elects to assume such Seller's rights and obligations under any of such contracts. With respect to any such contracts which Purchaser elects to assume, or the Mandatory Service Contracts which Purchaser must assume, any amounts paid or payable shall be prorated between the parties at the First Closing or the Second Closing, as applicable, and appropriate credits shall be given;

      (g) Such Seller is the owner of the landlord's rights under the Leases and of all of the Personal Property referred to in Section 1.1 hereof located on the subject premises, subject, only, to certain liens, security interests and encumbrances which shall all be discharged or terminated simultaneously with the First Closing or the Second Closing, as applicable;

      (h) In the event any claim is made by any party for the payment of any amount due for the furnishing of labor and/or materials to the subject premises prior to the First Closing or the Second Closing, as applicable, or in the event any lien is filed against the subject premises subsequent thereto as a result of the furnishing of such materials and/or labor, such Seller shall immediately bond over such claim or pay said claim and discharge said lien;

      (i) Such Seller is not now insolvent or the subject of any bankruptcy or reorganization proceeding, and will not be insolvent (as defined in the Michigan Uniform Fraudulent Conveyance Act, MCLA 566.11, et seq.), at the time of making the conveyances by such Seller required hereunder, and this Agreement and the transactions contemplated hereunder do not and will not violate, or cause the violation of, any applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws;

      (j) The execution and delivery of this Agreement by such Seller and such Seller's performance of and compliance with its terms will not
(i) to the actual knowledge of such Seller, violate any existing federal, state or local law, ordinance, rule, regulation or order, or
(ii) breach any agreement or other obligation to which such Seller is a party or by which it is bound;

      (k) Such Seller is a limited partnership or general partnership (in the case of Technology Park) in good standing in the State of Michigan and has the full right, power and authority to sell the subject premises as provided in this Agreement and to carry out such Seller's obligations hereunder, and all requisite action necessary to authorize such Seller to enter into this Agreement and to carry out its obligations hereunder have been taken;

      (l) No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by such Seller prior to or as a condition to the execution, delivery and performance of this Agreement, except as have been made, obtained or given;

      (m) Except (i) the matters set forth on Exhibit N attached hereto and made a part hereof, and (ii) claims covered by insurance, there are no judicial, arbitration or governmental claims, actions, suits, proceedings or investigations (including tax re-assessments or assessment appeals) pending, or which, to the actual knowledge of such Seller, are threatened against any of the subject premises, against any such Seller relating to the subject premises or relating to the transactions contemplated by this Agreement, or which would materially and adversely affect such Seller's ability to perform its obligations and complete the closing contemplated by this Agreement;

      (n) Such Seller has not received any written notice from any public authority asserting any uncorrected violations of any federal, state, county or municipal laws, ordinances, codes or regulations with respect to the subject premises;

      (o) Such Seller has delivered to Purchaser true and complete copies of all engineering or physical condition reports in such Seller's possession with respect to the subject premises; except as disclosed in those reports, such Seller has no actual knowledge of any material defect in the structure, roof, foundation or any of the mechnaical, electrical, plumbing, HVAC, elevator or other systems of the subject premises, and

      (p) Such Seller has delivered to Purchaser true and complete copies of all environmental reports that are in such Seller's possession with respect to the subject premises. Except as contained in such reports, to the actual knowledge of such Seller, (i) no Environmental Claim (as defined below) has been asserted against or with respect to the subject premises, (ii) no underground storage tanks are now, or have been in the past, located in or under the subject premises, and (iii) no Hazardous Materials (as defined below) have been discharged, stored, treated or disposed of in, on or under the subject premises in any quantities, concentrations or manner of use that violate any applicable Environmental Laws (as defined below) or would require remediation thereunder.

      The term "Environmental Claim" shall mean any written administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of non-compliance or violation, investigation or proceeding relating in any way to any applicable Environmental Law or any permit issued under any such applicable Environmental Law, including, without limitation, (a) by governmental or regulatory authorities for the enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the health, safety or environment as a result of the presence of Hazardous Materials.

      The term "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State of Michigan or the United States of America, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste" or "restricted hazardous waste" or words of similar import under any provision of any applicable Environmental Law, (ii) petroleum or petroleum products, (iii) asbestos,
(iv) polychlorinated biphenyl, (v) radioactive material, (vi) radon gas,
(vii) defined as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251, et seq. (33 U.S.C. 1317), (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. (42 U.S.C.
6903), or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. (42 U.S.C. 9601).

      The term "Environmental Laws" shall mean all statutes specifically described in the foregoing paragraph and all federal, state and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

5.2   Covenants of Sellers.  Star Venture (as to the Star Venture
Property), Maple Venture (as to the Maple Venture Property) and
Technology Park (as to the Technology Park Property), each hereby covenants with Purchaser, as follows:

      (a) Within five (5) days after the Effective Date, such Seller shall use reasonable efforts to make available to Purchaser at its office or the office of the manager of the subject premises all relevant books and records relating to the operation of the subject premises maintained by such manager;

      (b) From and after the Effective Date and through and including the First Closing Date or the Second Closing Date, as applicable, such Seller agrees to operate and maintain the subject premises consistent with such Seller's prior operation and maintenance of the subject premises, and during such period such Seller agrees as follows:

            (i) to refrain from transferring any of the subject premises or creating on the subject premises any easements, liens, mortgages, encumbrances or other interests which would affect the subject premises or such Seller's ability to comply with the terms of this Agreement;

            (ii) to refrain from entering into any contracts or other commitments regarding the subject premises without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed; provided, however, that such Seller may, without Purchaser's consent, enter into any contract in the ordinary and usual course of business or which can be terminated on no more than thirty (30) days' written notice;

            (iii) to refrain, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, from entering into any leases of the subject premises (Purchaser acknowledging that its consent shall be deemed given unless a specific denial is provided to the respective Seller within two (2) business days after request for such consent);

            (iv) to keep in effect public liability and hazard and extended coverage insurance for the subject premises, which insurance may be in the form of a blanket policy or policies;

            (v) to deliver to Purchaser, promptly after receipt thereof, copies of all notices of violations of laws, ordinances, regulations, orders, codes or requirements of any governmental authority with jurisdiction over the subject premises or the use or operation thereof; copies of any tax bill, notice of assessment or notice of change in a tax rate or assessment affecting the subject premises; copies of any written notice of a taking or condemnation affecting or relating to the subject premises; copies of any notice instituting or asserting any material claim, action, investigation or proceeding affecting the subject premises; and copies of any written notice from any tenant under any of the Leases asserting a default by the landlord thereunder or seeking to terminate any such Lease relating to the subject premises; and

            (vi) to comply with all material obligations under the Leases and the Operating Agreements relating to the subject premises.

5.3 Actual Knowledge Defined. References in Section 5.1 above to the "actual knowledge" of any Seller shall refer only to the actual knowledge of C. Michael Kojaian or David M. Haboian, and shall not be construed to refer to the knowledge of any other partner, agent or employee of such Seller, any officer, agent or employee of any corporate partner of such Seller or any affiliate thereof, or to impose upon C. Michael Kojaian or David M. Haboian any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.

5.4 Representation and Warranty of Purchaser. Purchaser hereby represents and warrants to each Seller, as follows:

      (a) Purchaser has the full right, power and authority to purchase the Star Venture Property, the Maple Venture Property and the Technology Park Property as provided in this Agreement and to carry out Purchaser's obligations hereunder, and all requisite actions necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been taken; and

      (b) Each of Purchaser and Parent has filed all required documents with the SEC since January 1, 1997, including, without limitation, the Annual Report on Form 10-K for the year ended December 31, 1996 of Purchaser and Parent (collectively, the "LPT SEC Documents"). As of their respective dates, the LPT SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the LPT SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties of this paragraph shall be of no effect if Sellers elect all-cash consideration as permitted in Section 1.4(a) above.

5.5 Covenants of Purchaser. Purchaser hereby covenants with each Seller that Purchaser shall, in connection with its investigation of the Star Venture Property, the Maple Venture Property and the Technology Park Property during the Star and Maple Inspection Period and the Technology Park Inspection Period, as applicable, inspect the Star Venture Property, the Maple Venture Property and the Technology Park Property for the Hazardous Materials, and shall furnish to each Seller at the First Closing or the Second Closing, as applicable, copies of any reports received by Purchaser in connection with any such inspections. Except for any breach of the representation and warranty set forth in
Section 5.1(p) hereof, Purchaser hereby assumes full responsibility for such inspections and irrevocably waives any claim against (i) Star Venture arising from the presence of such Hazardous Materials on the Star Venture Property, (ii) Maple Venture arising from the presence of such Hazardous Materials on the Maple Venture Property, and (iii) Technology Park arising from the presence of such Hazardous Materials on the Technology Park Property. Purchaser shall also furnish to each Seller at the First Closing or the Second Closing, as applicable, or upon termination of this Agreement, copies of any other reports received by Purchaser relating to any other inspections of the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable, conducted on Purchaser's behalf, if any (including specifically, without limitation, any engineering reports and any reports analyzing compliance of the Star Venture Property, the Maple Venture Property and the Technology Park Property with the provisions of the Americans with Disabilities Act ("ADA"), 42 U.S.C. 12101, et seq., if applicable).

                             Article 6

                              Default

6.1 Default by Purchaser. In the event that the Earnest Money is delivered to Title Company as herein provided and Purchaser fails to consummate this Agreement for any reason, except (a) a default by any Seller hereunder, (b) a failure of a condition to closing as set forth in Section 4.6 above, or (c) the permitted termination of this Agreement by any Seller or Purchaser as herein expressly provided, Sellers shall be entitled, as their sole remedy, to terminate this Agreement and receive the Earnest Money (or such portion thereof as shall not have theretofore been applied to the Purchase Price at the First Closing, if the First Closing has then occurred), which return shall operate to terminate this Agreement as to the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable, which shall not have theretofore been transferred to Purchaser pursuant to this Agreement, and release Purchaser, Star Venture, Maple Venture or Technology Park, as applicable, from any and all liability hereunder; it being agreed between the parties hereto that the actual damages to such Sellers in the event of such breach are impractical to ascertain and the amount of the Earnest Money (as allocated to each Seller as set forth hereinabove) is a reasonable estimate thereof. In the event that the Earnest Money is not delivered to Title Company as herein provided, this Agreement shall be null and void ab initio and none of the parties hereto shall have any further rights hereunder. Notwithstanding anything to the contrary contained in this Section 6.1, if Purchaser or any affiliate of Purchaser asserts a claim to the Star Venture Property, the Maple Venture Property or the Technology Park Property which clouds the title of Star Venture, Maple Venture or Technology Park, as applicable thereto, and if such claim is found by a court of competent jurisdiction to be without merit, then each such Seller whose title has been so clouded shall have all remedies available at law or in equity against Purchaser.

6.2 Default by Sellers. In the event that any Seller shall fail to consummate this Agreement for any reason, except Purchaser's default or the permitted termination of this Agreement by any Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money (or such portion thereof as shall not have theretofore been applied to the Purchase Price at the First Closing, if the First Closing has then occurred), which return shall operate to terminate this Agreement as to the Star Venture Property, the Maple Venture Property and the Technology Park Property, as applicable, which shall not have theretofore been transferred to Purchaser pursuant to this Agreement, and release Purchaser, Star Venture, Maple Venture or Technology Park, as applicable, from any and all liability hereunder, or (b) to enforce specific performance of the obligations of any Seller which have not theretofore been satisfied to execute the documents required to convey the Star Venture Property, the Maple Venture Property or the Technology Park Property, as applicable, to Purchaser; it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of any Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of default by any Seller hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against any Seller whose obligations remain unsatisfied in a court having jurisdiction in Oakland County, Michigan, on or before sixty (60) days following the date upon which the First Closing was to have occurred.

                             Article 7

                           Risk of Loss

7.1 Minor Damage. In the event of loss or damage by casualty or condemnation to the Star Venture Property, the Maple Venture Property or the Technology Park Property, or any portion hereof, which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect, provided that the Seller owning the Star Venture Property, the Maple Venture Property or the Technology Park Property, as applicable, performs any necessary repairs or, at such Seller's option, reduces the portion of the Purchase Price allocable thereto in an amount equal to the cost of such repairs; such Seller thereby retaining all of such Seller's right, title and interest to any claims and proceeds such Seller may have with respect to any casualty insurance policies or condemnation awards relating to the subject premises. In the event that such Seller elects to perform repairs upon the subject premises, such Seller shall use reasonable efforts to complete such repairs promptly, and the date of the First Closing or the Second Closing, as applicable, shall be extended a reasonable time in order to allow for the completion of such repairs.

7.2 Major Damage. In the event of a "major" loss or damage by casualty or condemnation to the Star Venture Property, the Maple Venture Property or the Technology Park Property, or any portion thereof, any Seller or Purchaser may terminate this Agreement by written notice to the other parties, in which event the Earnest Money (or such portion thereof as shall not have theretofore been applied to the Purchase Price at the First Closing, if the First Closing has then occurred) shall be returned to Purchaser. If none of Sellers or Purchaser elects to terminate this Agreement within ten (10) days after any Seller sends Purchaser written notice of the occurrence of a major loss or damage, then Sellers and Purchaser shall be deemed to have elected to proceed with the First Closing or the Second Closing, as applicable, in which event the Seller whose subject premises shall have suffered the major loss or damage shall assign to Purchaser all of such Seller's right, title and interest to any claims and proceeds such Seller may have with respect to any casualty insurance policies or condemnation awards relating to the subject premises and shall pay or credit to Purchaser, at the applicable Closing, the amount of any deductible or co-insurance amount with respect thereto. If any Seller terminates this Agreement as permitted above, such Seller shall pay to Purchaser, as a condition to the effectiveness of such termination, a sum equal to all out-of-pocket, reasonable costs and expenses incurred by Purchaser in connection with its investigation of the several subject premises and its negotiation of this Agreement, not to exceed One Hundred Fifty Thousand ($150,000.00) Dollars, in the aggregate.

      Upon the First Closing or the Second Closing, as applicable, full risk of loss with respect to the subject premises shall pass to Purchaser. For purposes of Sections 7.1 and 7.2 hereof, "major" loss or damage refers to the following: (i) loss or damage to the subject premises, or any portion thereof, such that the cost of repairing or restoring the subject premises to a condition substantially identical to that of the subject premises prior to the event of damage would be, in the certified opinion of a mutually acceptable architect, equal to or greater than Two Hundred Fifty Thousand ($250,000.00) Dollars, (ii) any loss due to a condemnation which permanently and materially impairs the current use of the subject premises, or (iii) any loss or damage that would entitle any tenant or tenants whose base rents represent in the aggregate, more than twenty (20%) percent of the base rent for the subject premises to terminate their Leases.

                             Article 8

                           Advisory Fees

8.1 Advisory Fees. Star Venture (as to the Star Venture Property) and Maple Venture (as to the Maple Venture Property) each agree to pay to BT Securities Corporation, as financial sale advisor, a fee in accordance with the terms of that certain Letter Agreement dated February 20, 1997 in the event that the sale of the Star Venture Property and the Maple Venture Property contemplated by this Agreement is consummated, but not otherwise. Technology Park (as to the Technology Park Property) agrees to pay to CB Commercial Real Estate Group, Inc., as financial sale advisor, a fee in accordance with the terms of that certain Letter Agreement dated March 3, 1997 in the event that the sale of the Technology Park Property contemplated by this Agreement is consummated, but not otherwise. Each party agrees that should any claim be made for any advisory or finder's fees or commissions by any financial advisor, finder or broker other than the financial advisors named above by, through or on account of any acts of said party or its representatives, said party will hold the other parties free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. In the event that the sale of the Star Venture Property and the Maple Venture Property is not consummated for any reason, including, without limitation, default by Star Venture or Maple Venture, neither Star Venture nor Maple Venture shall have any obligation for the payment of any advisory or similar type fee with respect to the subject premises. In the event that the sale of the Technology Park Property is not consummated for any reason, including, without limitation, default by Technology Park, Technology Park shall not have any obligation for the payment of any advisory or similar type fee with respect to the subject premises. The provisions of this
Section 8.1 shall survive the First Closing or the Second Closing, as applicable.

                             Article 9

                           Miscellaneous

9.1 Disclaimers. PURCHASER AGREES THAT IT WILL PERFORM EXAMINATIONS AND INVESTIGATIONS OF THE STAR VENTURE PROPERTY, THE MAPLE VENTURE PROPERTY AND THE TECHNOLOGY PARK PROPERTY PRIOR TO THE EXPIRATION OF THE STAR AND MAPLE INSPECTION PERIOD OR THE TECHNOLOGY PARK INSPECTION PERIOD, AS APPLICABLE, INCLUDING SPECIFICALLY, WITHOUT LIMITATION, EXAMINATIONS AND INVESTIGATIONS FOR THE PRESENCE OF HAZARDOUS MATERIALS, AND THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, PURCHASER WILL RELY SOLELY UPON SUCH EXAMINATIONS AND INVESTIGATIONS IN CONSUMMATING ANY PURCHASE PROVIDED FOR IN THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, PURCHASER IS PURCHASING THE STAR VENTURE PROPERTY, THE MAPLE VENTURE PROPERTY AND THE TECHNOLOGY PARK PROPERTY "AS IS" AND "WHERE IS", AND WITH ALL FAULTS AND THAT STAR VENTURE, MAPLE VENTURE AND TECHNOLOGY PARK ARE MAKING NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION OR VALUE OF THE SUBJECT PREMISES, THE INCOME OR EXPENSES FROM OR OF THE SUBJECT PREMISES OR THE COMPLIANCE OF THE SUBJECT PREMISES WITH APPLICABLE BUILDING OR FIRE CODES OR OTHER LAWS OR REGULATIONS. WITHOUT LIMITING THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT EACH SUCH SELLER MAKES NO WARRANTY OF HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. PURCHASER AGREES THAT EACH SUCH SELLER IS NOT LIABLE OR BOUND BY ANY GUARANTEES, PROMISES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE SUBJECT PREMISES MADE OR FURNISHED BY ANY FINANCIAL ADVISOR, REAL ESTATE AGENT, BROKER, EMPLOYEE, SERVANT OR OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SUCH SELLER, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH HEREIN. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE COMPENSATION TO BE PAID TO EACH SELLER FOR ITS SUBJECT PREMISES HAS BEEN DECREASED TO TAKE INTO ACCOUNT THAT THE SUBJECT PREMISES ARE BEING SOLD SUBJECT TO THE FOREGOING DISCLAIMERS, AND PURCHASER SHALL ASSUME RESPONSIBILITY FOR ALL COSTS AND EXPENSES REQUIRED TO CAUSE THE SUBJECT PREMISES TO COMPLY WITH ALL APPLICABLE BUILDING AND FIRE CODES, MUNICIPAL ORDINANCES AND OTHER LAWS, RULES AND REGULATIONS (INCLUDING, WITHOUT LIMITATION, THE ADA AND ANY CODES, MUNICIPAL ORDINANCES, LAWS, RULES OR REGULATIONS REGARDING RETROFITTING OF PLUMBING FIXTURES). PURCHASER AND EACH SELLER AGREE THAT THE PROVISIONS OF THIS
SECTION 9.1 SHALL SURVIVE THE FIRST CLOSING OR THE SECOND CLOSING.

9.2 Confidentiality. Prior to the First Closing (with respect to the Star Venture Property and the Maple Venture Property) and prior to the Second Closing (with respect to the Technology Park Property):

      (a) Purchaser and its representatives (including, without limitation, its partners, members, officers, employees or agents) shall, except as required by law or by the SEC or the New York Stock Exchange, hold in strictest confidence all data and information obtained with respect to any Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not use such data or information or disclose the same to others, except to the limited extent that such disclosure is required in connection with the transactions contemplated by this Agreement, including, without limitation, disclosure to prospective equity or debt financing sources, engineers and property inspectors, and except to the extent such information otherwise becomes publicly available. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to each Seller, as applicable, any statements, documents, schedules, exhibits or other written information obtained from such Seller in connection with this Agreement or the transactions contemplated herein. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this
Section 9.2, each Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting any Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach; and

      (b) Neither Purchaser nor Sellers shall disclose the existence of the agreements contained herein or the terms hereof, except in accordance with Section 9.3 below.

9.3 Public Disclosure. Prior to the First Closing (with respect to the Star Venture Property and the Maple Venture Property) and prior to the Second Closing (with respect to the Technology Park Property), any release to the public of information with respect to the matters set forth in this Agreement will be made only in the form reasonably approved by Purchaser and each Seller and their respective counsel, except as required by law or by the SEC or the New York Stock Exchange, or in connection with any other filing or registration made by Parent as the issuer of publicly-traded securities.

9.4 Survival of Obligations. All of the representations, warranties and covenants of the parties hereunder shall survive the First Closing and the Second Closing, as applicable; provided, however, that no claim for any breach of a representation or warranty hereunder shall be effective unless made in writing on or before the first anniversary of the First Closing or the Second Closing, as applicable, to the subject premises with respect to which such breach relates.

9.5 Assignment. Purchaser may not assign its rights, duties and obligations under this Agreement, except with the prior written consent of all Sellers, which consent may be given or withheld in the sole discretion of Sellers.

9.6 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) United States registered or certified mail, return receipt requested, postage prepaid, or (d) prepaid telegram, telex or telecopy (provided that such telegram, telex or telecopy is confirmed by expedited delivery service or by mail in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of the first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or telecopy, upon receipt. Unless changed in accordance with the preceding sentence, the address for notices given pursuant to this Agreement shall be as follows:

If to Star Venture:
      Star Venture Limited Partnership
      26600 Telegraph Road
      Suite 450
      Southfield, Michigan   48034-5300
      Attn:  Mr. C. Michael Kojaian
      Telecopy No. 810/827-7550

If to Maple Venture:
      Maple Venture Research Park Limited Partnership
      26600 Telegraph Road
      Suite 450
      Southfield, Michigan   48034-5300
      Attn:  Mr. C. Michael Kojaian
      Telecopy No. 810/827-7550

If to Technology Park:
      Technology Park
      26600 Telegraph Road
      Suite 450
      Southfield, Michigan   48034-5300
      Attn:  Mr. C. Michael Kojaian
      Telecopy No. 810/827-7550

With a copy as to notices to any Seller to:
      Barris, Sott, Denn & Driker, P.L.L.C.
      211 West Fort Street
      Fifteenth Floor
      Detroit, Michigan   48226-3281
      Attn:  William G. Barris, Esq.
      Telecopy No. 313/965-2493

If to Purchaser:
      Liberty Property Limited Partnership
      65 Valley Stream Parkway
      Malvern, Pennsylvania   19355
      Attn:  Mr. Joseph P. Denny
      Telecopy No. 610/644-4129

With copies to:
      Liberty Property Limited Partnership
      65 Valley Stream Parkway
      Malvern, Pennsylvania   19355
      Attn:  James J. Bowes, Esq., General Counsel
      Telecopy No. 610/644-2175

      Wolf, Block, Schorr and Solis-Cohen
      Twelfth Floor, Packard Building
      111 South 15th Street
      Philadelphia, Pennsylvania   19102-2678
      Attn:  Herman C. Fala, Esq.
      Telecopy No. 215/977-2334

9.7 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it, in whole or in part, unless such executory agreement is in writing and is signed by all parties against whom enforcement of any waiver, change, modification or discharge is sought.

9.8 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday nor legal holiday.

9.9 Time of Essence. Sellers and Purchaser agree that time is of the essence of this Agreement.

9.10 Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

9.11 Entire Agreement. This Agreement, including the exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior agreements and understandings between the parties pertaining to such subject matter.

9.12 Further Assurances. Each party agrees that it will, without further consideration, execute and deliver such other documents and take such other actions, whether prior or subsequent to the First Closing Date or the Second Closing Date, as applicable, as may be reasonably requested by any other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by any Seller, execute acknowledgments of receipt with respect to any materials delivered by any Seller to Purchaser with respect to the subject premises.

9.13 Attorneys' Fees. In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter or performance of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable expenses, including reasonable attorneys' and accountants' fees.

9.14 Counterparts. This Agreement may be executed in several counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

9.15 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

9.16 Applicable Law. THIS AGREEMENT SHALL, IN ALL RESPECTS, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF MICHIGAN. PURCHASER AND EACH SELLER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE COURT SITTING IN OAKLAND COUNTY, MICHIGAN OR U.S. DISTRICT COURT SITTING IN DETROIT, MICHIGAN, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY SUCH STATE OR FEDERAL COURT. PURCHASER AND EACH SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 9.16 SHALL SURVIVE THE FIRST CLOSING AND THE SECOND CLOSING.

9.17 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at the First Closing and the Second Closing are and will be for the benefit of each Seller and Purchaser only and are not for the benefit of any third party. Accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at the First Closing or the Second Closing.

9.18 Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this
Agreement:

       (a)   Exhibit A-1:  Legal Description of Star Venture Land
       (b)   Exhibit A-2:  Legal Description of Maple Venture Land
       (c)   Exhibit A-3:  Legal Description of Technology Park Land
       (d)   Exhibit B:    Form of Owner's Affidavit
       (e)   Exhibit C:    Form of Covenant Deed
       (f)   Exhibit D:    Form of Bill of Sale and Assignment
       (g)   Exhibit E:    Form of Assignment and Assumption of
                           Contracts
       (h)   Exhibit F:    Form of Closing Memorandum and
                           Indemnification Agreement
       (i)   Exhibit G:    Form of FIRPTA Affidavit
       (j)   Exhibit H:    Form of Tenant Notification Letter
       (k)   Exhibit I-1:  Form of Unitholder Registration Rights
                           Agreement
       (l)   Exhibit I-2:  Form of Partnership Amendment
       (m)   Exhibit I-3:  Form of Investment Letter
       (n)   Exhibit I-4:  Form of Shareholder Registration Rights
                           Agreement
       (o)   Exhibit J-1:  Form of Star Venture Estoppel Letter
       (p)   Exhibit J-2:  Form of Maple Venture Estoppel Letter
       (q)   Exhibit J-3:  Form of Technology Park Estoppel Letter
       (r)   Exhibit K:    Schedule of Certain Tenants
       (s)   Exhibit L:    Schedule of Leases or Occupancy Agreements
                           delivered by Sellers to Purchaser
       (t)   Exhibit M:    Schedule of Mandatory Service Contracts
       (u)   Exhibit N:    Schedule of Claims

9.19 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text of any section or any subsection hereof.

9.20 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

9.21 Termination of Agreement. It is understood and agreed that if either Purchaser or any Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve each Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement (such as, but not limited to, the indemnification obligations of Purchaser set forth in Section 3.1).

9.22 Effective Date. If Purchaser fails to execute this Agreement and deliver same to Sellers on or before 12:00 p.m., Southfield, Michigan time, on May 23, 1997, all negotiations between each Seller and Purchaser concerning the sale of the Star Venture Property, the Maple Venture Property and the Technology Park Property shall be deemed terminated. Upon execution of this Agreement by Purchaser and delivery of same to Sellers, this Agreement shall constitute an offer by Purchaser. The offer by Purchaser herein contained shall automatically be withdrawn and become of no force or effect unless this Agreement is executed by each Seller and delivered to Title Company on or before 5:00 p.m., Southfield, Michigan time, on May 23, 1997.

9.23 Limited Liability of Trustees of Parent. Notwithstanding anything to the contrary contained herein, the liability of Parent shall be limited to the assets of Parent, and under no circumstances will any trustees, officers or employees thereof have any individual liability therefor.

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement to be effective as of the Effective Date.

Signed:

                          STAR VENTURE LIMITED PARTNERSHIP,
                          a Michigan limited partnership

                          By:  STAR VENTURE-I, INC.,
                               a Michigan corporation,
                               Managing General Partner


                          By:  /s/ C. MICHAEL KOJAIAN
                               ------------------------------
                               C. Michael Kojaian, Vice President
                               "Star Venture"


                          MAPLE VENTURE RESEARCH PARK LIMITED
                          PARTNERSHIP, a Michigan limited partnership

                          By:  MAPLE RESEARCH PARK, INC.,
                               a Michigan corporation,
                               Managing General Partner


                          By:  /s/ C. MICHAEL KOJAIAN
                               -------------------------------
                               C. Michael Kojaian, Vice President
                               "Maple Venture"

                          TECHNOLOGY PARK, a Michigan co-partnership

                          By: TECHNOLOGY DEVELOPMENT ASSOCIATES LIMITED PARTNERSHIP, a Michigan limited partnership, Managing General Partner

                          By:  TECHNOLOGY DEVELOPMENT INVESTMENT
                               CORPORATION, a Michigan corporation,
                               Managing General Partner


                          By:  /s/ C. MICHAEL KOJAIAN
                               -------------------------------
                               C. Michael Kojaian
                               Vice President
                               "Technology Park"


                          LIBERTY PROPERTY LIMITED PARTNERSHIP,
                          a Pennsylvania limited partnership

                          By:  LIBERTY PROPERTY TRUST, a Maryland real
                               estate investment trust, Sole General



                          By:  /s/ JOSEPH P. DENNY
                               ------------------------------
                               Joseph P. Denny
                               President


                          By:  /s/ GEORGE J. ALBURGER, JR.
                               ------------------------------
                               George J. Alburger, Jr.
                               Chief Financial Officer
                               "Purchaser"

Acknowledgment by Title Company

Title Company hereby agrees to perform its obligations under this Agreement and acknowledges receipt of (i) a fully executed counterpart of this Agreement, and (ii) the Earnest Money described in this Agreement, on the 23rd day of May, 1997.


                          FIRST AMERICAN TITLE INSURANCE COMPANY


                          By:  /s/ MICHAEL R. COLE
                               ------------------------------
                               Michael R. Cole, Vice President-Legal




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